Exhibit 99.5

Sanchez Energy Corporation - Illustrative Sheet Restructuring Term June 25, 2019 Draft Confidential For Settlement and Discussion Purposes Only Subject to FRE 408 © 2019 Akin Gump Strauss Hauer & Feld LLP

Transaction Overview Draft Confidential For Settlement and Discussion Purposes Only Subject to FRE 408 © 2019 Akin Gump Strauss Hauer & Feld LLP 2 Summary Terms and Conditions of the proposed transaction are outlined below: Implementation •Restructuring to be implemented through pre-negotiated chapter 11 cases with GSO Capital Partners LP (“GSO”) serving as Plan Sponsor and with the support of at least 66 2/3% in amount and 50.1% in number of the holders of the Secured Notes, to be documented by way of a pre-petition restructuring support agreement (the “RSA”). •RSA shall include, among other items: (i) a detailed restructuring term sheet; (ii) a commitment for the DIP Facility (defined below) from the Secured Notes Ad Hoc Group; (iii) a commitment for the backstop of the New Money Investment (as defined below) from GSO [and the Secured Notes Ad Hoc Group]; (iv) management employment contracts term sheet; (v) a MIP (defined below) term sheet; and (vi) corporate governance term sheet. Plan Sponsor •GSO to serve as Plan sponsor and (i) commit to contribute 485,000 preferred units of SN EF UnSub, LP [and Class B unit of SN EF UnSub GP, LLC] to the reorganized Company (the “GSO Investment”) in exchange for [•]% of common equity in the reorganized Company (“New Common Stock”) (subject to dilution by the New Common Stock issued on account of the MIP) and (ii) backstop [•]% of the New Money Investment. First-Out Working Capital Facility •Satisfied in full. •Outstanding letters of credit to be cash collateralized at emergence, or replaced with new letters of credit under the New Working Capital Facility (as defined below). •Outstanding hedging obligations (approximately $[•] million as of the date hereof) will be satisfied in full in cash at emergence, unless otherwise agreed by the hedging counterparties. Secured Notes (Secured Portion of Claim) •Holders of the senior secured notes due 2023 (the “Secured Notes”) shall receive, on account of the secured portion of their claim, their pro rata share of (x) [80-90]% of New Common Stock (subject to dilution by the New Common Stock issued on account of the GSO Investment, the New Money Investment, the Backstop Fee and the MIP) and (y) the opportunity to participate in [•]% of the rights offering for the New Money Investment. Unsecured Notes And Secured Notes Deficiency Claim •Holders of the unsecured notes due 2021 and 2023 (the “Unsecured Notes”) and the holders of the Secured Notes on account of their deficiency claim (in an amount TBD) shall receive their pro rata share of [10-20]% of the New Common Stock (subject to dilution by the New Common Stock issued on account of the GSO Investment, the New Money Investment, the Backstop Fee and the MIP). Pre-Petition Trade Creditors •Treatment of claims of pre-petition trade creditors TBD. Claims Outside of Restricted Group •Treatment TBD.

Transaction Overview (cont’d) Draft Confidential For Settlement and Discussion Purposes Only Subject to FRE 408 © 2019 Akin Gump Strauss Hauer & Feld LLP 3 Existing Preferred Stock •Existing preferred stock shall be extinguished for no consideration. Existing Common Stock •Existing common stock shall be extinguished for no consideration. UnSub RBL •UnSub RBL to be refinanced or paid off with the proceeds of the New Money Investment. New Money Investment •$[450-500] million new money investment for [•]% of the New Common Stock (the “New Money Investment”), subject to dilution by the MIP, to be backstopped (i) [•]% by GSO [and (ii) [•]% by the members of the Secured Notes Ad Hoc Group]. •New Money Investment will be made at a [•]% discount to Plan Equity Value. •Backstop fee of [•]% (the “Backstop Fee”) payable in New Common Stock, subject to dilution by the New Common Stock issued on account of the MIP. •New Money Investment shall be used to repay the DIP Facility, make plan distributions, and fund operations post-emergence. DIP Facility •$[175-200] million priming debtor-in-possession financing (the “DIP Facility”) provided by the members of the Secured Notes Ad Hoc Group, which DIP Facility shall be junior only to the obligations under the First-Out Working Capital Facility. •DIP Facility to be repaid on the effective date from the proceeds of the New Money Investment. New Working Capital Facility •Company to enter into new working capital facility with third party financing source if available on market terms (the “New Working Capital Facility”). Midstream and Marketing Contracts •Existing midstream and marketing agreements to be assumed at emergence, unless otherwise determined by the Company in consultation with the parties to the RSA. SOG Shared Services •Shared services arrangements with Sanchez Oil & Gas Corporation (“SOG”) to be assumed at emergence on existing terms. Management •[•]% of fully diluted New Common Stock to be allocated at emergence in connection with a management incentive plan (the “MIP”), on terms to be set forth in the RSA. •Existing members of management team shall remain in current positions, and shall enter into new employment agreements, on terms to be set forth in the RSA. Releases and Indemnification Obligations •Full, mutual releases, to the fullest extent permitted by law, to be provided for the Company, current and former officers and directors of the Company, SOG and consenting holders of the Secured Notes. •Company’s prepetition indemnification obligations for benefit of current and former directors and officers shall be assumed.